UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2008

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation arrangements of certain officers

On August 25, 2008, VMware, Inc. (the “Company”) entered into an agreement (the “Letter Agreement”) with Diane Greene, the Company’s former President and Chief Executive Officer, pursuant to which the Company agreed to pay Ms. Greene $400,000 (the “Payment”) in consideration of a release from Ms. Greene of any claims against the Company arising in connection with the Employment Agreement dated July 26, 2007 between the Company and Ms. Greene and filed as an exhibit to VMware’s Form 10-Q for the period ended June 30, 2007 (the “Employment Agreement”).

The Employment Agreement had provided for Ms. Greene to receive a $750,000 annual salary and provided for an annual target bonus amount of $750,000. Ms. Greene received regular salary payments pursuant to the Employment Agreement through her last day of employment with VMware on August 6, 2008 but did not receive a bonus payment under the Company’s 2008 performance-based bonus plan for executive officers which does not allow for pro rata or mid-year payouts to departing officers. The Payment to Ms. Greene was in final settlement of any and all claims under the Employment Agreement.

A copy of the Letter Agreement is attached hereto as exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1	Letter Agreement and Release with Diane Greene entered into on August 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2008

VMWARE, INC.

By:	/s/ Rashmi Garde
Rashmi Garde Vice President and General Counsel